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                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the first day of April, 1997, by and between CinemaStar Luxury Theaters, Inc., a California corporation (hereinafter the "Company"), and Jon Meloan, an individual (hereinafter "Employee").

                              W I T N E S S E T H

     WHEREAS, the Company desires to retain the services of the Employee, and the Employee is willing to be an employee of the Company, on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

     1. ENGAGEMENT; NATURE OF DUTIES. Company hereby engages Employee, for the period hereinafter set forth, to serve as and hold the office of Vice President, Secretary and General Counsel, and to perform the duties of such offices as directed by the Board of Directors of the Company. Employee agrees to serve in such capacities and to do and perform the services, acts, or things necessary to carry out the duties of such offices, and such other duties (including service as an officer and/or director of any subsidiary of the Company, not inconsistent with such office and Employee's position as an executive officer of the Company, as Company and Employee may mutually agree. Employee shall report only to the President of the Company.

     2. TERM. The term of employment pursuant to this Agreement shall be for a period of five (5) years, commencing on the date of this Agreement (the "Commencement Date"), unless sooner terminated in accordance with the provisions hereof (the "Term").

     3. PERFORMANCE OF DUTIES. Employee shall devote his best efforts and his entire business time and attention to his duties hereunder. The Employee shall not accept or undertake any other employment with any person, firm or entity other than the Company (regardless of whether such other person, firm, or entity is in competition with the Company or any of its subsidiaries) without first having obtained the approval of the Board of Directors of the Company, which shall be given in the Company's sole and absolute discretion.

     Employee shall perform his duties hereunder primarily in the San Diego, California area, it being understood that Employee's

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duties hereunder may require travel. Employee shall not be required to relocate without his consent.

     4.   COMPENSATION.

           (a) BASE SALARY. Company shall pay to Employee a base salary in the amount of Ninety Thousand Dollars ($90,000) per year (the "Base Salary"), payable in periodic installments in accordance with Company's prevailing policy for compensating personnel, but not less often than semi-monthly. The Company may, but shall not be obligated to, increase Employee's salary at any time, in the Company's sole and absolute discretion.

           (b) DISCRETIONARY BONUS. In addition to the Base Salary, and any and all other compensation, profit-sharing participation, benefits or other amounts due to or receivable by Employee pursuant to this Agreement, Employee may receive, in the sole and absolute discretion of the Company, an annual bonus in such amount and on such terms as are determined by the Company.

     5. EXPENSE REIMBURSEMENT. The Company shall pay, or if Employee shall have paid, shall reimburse to Employee, any and all reasonable expenses incurred by him or for his account in the performance of his duties hereunder, subject only to Employee providing appropriate documentation for such expenses; provided, however, that Employee shall not be entitled to reimbursement for any expense in excess of $500 without the prior approval of the President or Senior Executive Vice President of the Company.

     6. MEDICAL AND LIFE INSURANCE; PENSION BENEFITS. Employee shall have the right to participate in any and all group, life, disability income, health or accident insurance programs that are in effect during the period of Employee's employment hereunder, subject only to any eligibility restrictions of such programs. Coverage under any group health insurance shall also cover Employee's spouse. Employee shall also have the right to participate in any and all employee retirement benefits plan or profit-sharing plan which Company maintains for its personnel, and in effect at any time during the period of Employee's employment hereunder, subject only to any eligibility restrictions of such plans.

           In addition to the foregoing, the Company shall purchase and maintain (or reimburse Employee for any premiums paid under) life insurance on the life of Employee providing for a death benefit to Employee or his beneficiaries of at least $100,000; provided, however, that the Company shall only be required to maintain or reimburse Employee for premiums under such life insurance policy to the extent that Employee is insurable and such policy can be purchased at a standard rate.

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     7.   VACATION.  During each year of the Term, Employee shall be entitled to 3 weeks without deduction in pay. Such vacation shall be taken at such time or times during the applicable year as may be mutually determined by Employee and Company. Any additional vacation period shall be determined by Company consistent with the general customs and practices of the Company applicable to its personnel.

     8.   TERMINATION.

           8.1 TERMINATION EVENTS. Employee's employment and the obligations of the Company, including, without limitation, the obligation of the Company to pay Employee any unearned Base Salary or Bonus, shall terminate upon the earliest to occur of:

                8.1.1     March 31, 2003;

                8.1.2     Employee's death or disability;

                8.1.3 The termination of Employee's employment "for Cause" as described in Section 8.2;

                8.1.4 The termination of Employee's employment by Employee, including retirement; and

           8.2 TERMINATION FOR CAUSE. The following acts, events or omissions shall constitute "cause" to terminate Employee's employment during the term of this Agreement:

                8.2.1 The gross neglect or willful dereliction or the breach of any of Employee's duties, covenants, agreements or obligations hereunder. Unless the acts on the part of Employee warrant immediate termination, Employee will be given written notice of the gross neglect, willful dereliction or breach of duty and be given a 30-day period to correct the situation.

                8.2.2 The engagement by Employee in material dishonest or fraudulent conduct or behavior or disclosure of confidential information other than in connection with the performance of Employee's duties hereunder.

                8.2.3 Employee's conviction of a felony involving dishonesty, fraud or other similar acts.

           8.3 PRORATIONS. Any compensation payable to Employee hereunder shall be prorated through the Termination Date.

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           8.4  DISABILITY.  Disability means physical or mental illness resulting in Employee's absence on a full-time basis from Employee's duties with the Company for ninety (90) consecutive calendar days.

     9. INDEMNIFICATION. The Company shall indemnify, defend and hold Employee harmless from and against any and all claims, demands, suits, obligations, liabilities, actions, losses, costs, expenses, fines or penalties (collectively, "Claims") which may now or hereafter be pending, threatened or commenced against or incurred by Employee relating to or in any way resulting from Employee's performance of his duties, hereunder, or any action or failure to act of Employee in connection with such duties, except for those Claims which arise from Employee's dishonesty, bad faith or gross negligence or deliberate dereliction of duty, to the fullest extent permitted by the Company's by-laws and California law. Employee's rights under this
Section 9 shall be in addition to, and not in lieu of, any and all other rights of Employee under applicable law or any agreement with the Company regarding indemnification.

     10.  CONFIDENTIAL INFORMATION.

           (a) As used in this Agreement, "Confidential Information" means any and all information disclosed to Employee or which Employee gains knowledge of as a consequence of or through Employee's employment by Company (including information conceived, originated, discovered or developed by Employee) about Company's products, processes, and services, including information relating to research, development, inventions, purchasing, accounting, marketing, merchandising, selling, trade secrets, customer or supplier lists, which information the Company maintains as confidential.

           (b) Except as required in Employee's duties to Company and then only with Company's prior written consent, Employee will not, directly or indirectly, use for Employee's own benefit or the benefit of others, or disseminate, disclose, lecture upon or publish articles concerning, any Confidential Information either during or at any time after the term of this Agreement.

           (c) All documents, papers, notes, notebooks, memoranda, computer files, and other written electronic records of any kind by Company, shall remain the property of Company at all times. Upon the termination of Employee's employment with Company, all

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documents, papers, notes, notebooks, memoranda, computer files and other written or electronic records in Employee's possession, whether prepared by Employee or others will be left with Company.

     11. NOTICES. Any and all notices which are required or permitted to be given by any party to any other party hereunder shall be given in writing, sent by registered or certified mail, electronic communications (including telegram or facsimile) followed by a confirmation letter sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or messenger service with the charges therefor prepaid, addressed to such party as follows:

(a)  Notices to the Employee:    Jon Meloan
                                 2581 Daisy Lane
                                 Fallbrook, CA 92028

(b)  Notice to the Company:   CinemaStar Luxury Theaters, Inc.
                              431 College Boulevard
                              Oceanside, California 92057

or to such other address as the parties shall from time to time give notice of in accordance with this Section. Notices sent in accordance with this Section shall be deemed effective on the date of dispatch, and an affidavit of mailing or dispatch, executed under penalty of perjury, shall be deemed presumptive evidence of the date of dispatch.

     12. ENTIRE AGREEMENT AND MODIFICATIONS. This Agreement constitutes the entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements between the parties, in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless made in writing and executed by the party thereto to be bound.

     13. WAIVERS. No term, condition or provision of this Agreement may be waived except by an express written instrument to such effect signed by the party to whom the benefit of such term, condition or provision runs. No such waiver of any term, condition or provision of this Agreement shall be deemed a waiver of any other term, condition or provision, irrespective of similarity, or shall constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No failure or delay on the part of any party in exercising any right, power or

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privilege under any term, condition or provision of this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

     14. SEVERABILITY. In the event any one or more of the terms, conditions or provisions contained in this Agreement should be found in a final award or judgment rendered by any court or arbitrator or panel of arbitrators of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such term, condition or provision, to the extent the same shall have been held invalid, illegal, or unenforceable, had never been contained herein, provided that such interpretation and construction is consistent with the intent of the parties as expressed in this Agreement.

     15. HEADINGS. The headings of the Articles and Sections contained in this Agreement are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to affect the meaning, interpretation or applicability of this Agreement or any term, condition or provision hereof.

     16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, notwithstanding the fact that one or more counterparts hereof may be executed outside of the state, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

     17. ATTORNEYS' FEES. In the event that any party to this Agreement shall commence any suit, action, arbitration or other proceeding to interpret this Agreement, or determine or enforce any right or obligation created hereby, including but not limited to any action for rescission of this Agreement or for a determination that this Agreement is void or ineffective AB INITIO, the prevailing party in such action shall recover such party's costs and expenses incurred in connection therewith, including attorney's fees and costs of appeal, if any. Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party's costs and expenses as provided in this Section 17.

     18. EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so

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executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any or all of such counterparts may be executed within or outside the State of California. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Agreement, and no party shall be required to produce an original or all of such counterparts in making such proof.

     19. COVENANT OF FURTHER ASSURANCES. All parties to this Agreement shall, upon request, perform any and all acts and execute and deliver any and all certificates, instruments and other documents that may be necessary or appropriate to carry out any of the terms, conditions and provisions hereof or to carry out the intent of this Agreement.

     20. REMEDIES CUMULATIVE. Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy, or a waiver of any other remedy.

     21. BINDING EFFECT. Subject to the restrictions in Section 25 hereof respecting assignments, this Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

     22. COMPLIANCE WITH LAWS. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is a conflict between any term, condition or provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the term, condition or provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law, provided that such construction is consistent with the intent of the parties as expressed in this Agreement.

     23. GENDER. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates.

     24. NO THIRD PARTY BENEFIT. Nothing contained in this Agreement shall be deemed to confer any right or benefit on any person who is not a party to this Agreement.

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     25.  ASSIGNMENT.  Neither party may assign this Agreement, or any rights hereunder, without the prior express consent of the other party.

     26. ARBITRATION. Any claim arising out of or relating to this Agreement, or the breach thereof, or Employee's employment by Company, or the termination of Employee's employment by Company, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

"Company"

CinemaStar Luxury Theaters, Inc.,
a California corporation



By: /s/ JOHN ELLISON, JR.
   ----------------------
John Ellison, Jr.
President & Chief
Executive Officer


"Employee"



 /s/ JON MELOAN
-------------------------
Jon Meloan


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